UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2006

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50791	33-0843840
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11099 North Torrey Pines Road
La Jolla, California		92037
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

In April 2002, we entered into a discovery and development collaboration agreement with Nestlé, SA, the world’s largest food company, to work for a three-year collaborative research phase to discover specified flavors and flavor enhancers. In April 2005, we amended the agreement to extend the collaborative research phase until April 2008. This agreement is focused on the discovery and commercialization of novel flavors and flavor enhancers in the dehydrated and culinary food and frozen food fields, among other product categories. We amended the agreement effective March 22, 2006 to include commercialization of novel flavors and flavor enhancers in the pet food category on a worldwide, co-exclusive basis.

In addition to the expansion, the agreement with Nestlé has been amended to allow Senomyx to reacquire rights to certain of its flavor ingredients in certain geographic regions. As a result of this amendment, Nestlé now has rights to flavor ingredients in Europe, Asia, Israel, Oceania, Africa, the Middle East, and Latin America in specified product categories within the dehydrated and culinary food, frozen food, and/or wet soup product categories, as well as worldwide rights for the pet food category, while Senomyx has reacquired certain rights in North America and other geographic regions in specified product categories.

We also have a second collaboration with Nestlé, which was entered into in 2004, for the discovery and commercialization of novel flavor ingredients in the coffee and coffee whitener fields.

We intend to file the amendment with the Securities and Exchange Commission in the future and will seek confidential treatment for certain material terms of the amendment at such time.  The press release dated March 24, 2006 announcing our entry into the amendment and describing certain of its material terms is attached hereto as Exhibit 99.1 and incorporated herein by reference.

According to Euromonitor, based on manufacturers’ sales price, the total value of Nestlé’s worldwide sales of pet foods covered under the amended agreement was approximately $6.5 billion in 2004, with nearly half of the sales in the United States. With the expansion and revision of Nestlé’s rights, our estimate of Nestlé’s 2004 annual sales for the product categories covered by our agreements with Nestlé increases from approximately $19.4 billion to approximately $23 billion. This is based on data from Euromonitor, Information Resources, and our collaborators’ 2004 annual reports.

Under all of our collaboration agreements, including the agreements announced today, we estimate that the combined 2004 worldwide sales of our collaborators’ products that fall within their exclusive or co-exclusive product fields is approximately $51.5 billion, based on data from Euromonitor, Information Resources, and our collaborators’ 2004 annual reports.  We estimate that 2004 worldwide sales for products of our existing collaborators in their exclusive or co-exclusive fields, by program, were as follows:

•      For the savory program, $12.7 billion

•      For the sweet program, $20.9 billion

•      For the salt program, $12.0 billion

•      For the bitter program, $5.8 billion

Item 9.01                                             Financial Statements and Exhibits.

(d) Exhibits.

99.1                           Press release of Senomyx, Inc. dated March 24, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

By:	/s/ HARRY LEONHARDT
Harry Leonhardt
Senior Vice President, General Counsel and Corporate Secretary

Date: March 24, 2006

INDEX TO EXHIBITS

99.1	Press release of Senomyx, Inc. dated March 24, 2006.